Exhibit 10.1

Eversheds LLP 115 Colmore Row Birmingham United Kingdom T: +44 20 7497 9797 F: +44 20 7919 4919 DX 13004 Birmingham eversheds.com

Dated: November 9, 2016

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

(1)                                          POLARIS CONSULTING AND SERVICES  LIMITED

(2)                                          JITIN GOYAL

Settlement agreement

CONTENTS

Clause		Page

1	DEFINITIONS	1

2	BASIS OF AGREEMENT	1

3	TERMINATION DATE	2

4	REMUNERATION TO TERMINATION DATE	2

5	TERMINATION PAYMENTS	2

6	BENEFITS	3

7	PENSION	3

8	LEGAL FEES	3

9	TAXATION	3

10	RETURN OF PROPERTY	3

11	WARRANTIES AND REPRESENTATIONS	4

12	CONFIDENTIALITY AND OTHER RESTRICTIONS	4

13	REAFFIRMATION LETTER	5

14	FULL AND FINAL SETTLEMENT	5

15	DIRECTORSHIP	6

16	NO KNOWLEDGE OF OTHER CLAIMS	6

17	COMPLIANCE WITH STATUTORY PROVISIONS	7

18	WITHOUT PREJUDICE	7

19	GOVERNING LAW AND JURISDICTION	7

Schedules

1	CLAIMS	8

2	REAFFIRMATION LETTER	12

3	DIRECTORSHIP RESIGNATION LETTER	13

THIS AGREEMENT is made on November 9, 2016

BETWEEN:

(1)                                          POLARIS CONSULTING AND SERVICES LIMITED whose registered office is at 8th Floor, 26 Finsbury Square, London, EC2A 1DS (including any successor entity, the Employer); and

(2)                                          JITIN GOYAL of 6 Keats Apartments, Saffron Central Square, Croydon, CRO 2FT  (the Employee)

1.                                               DEFINITIONS

1.1                                        In this Agreement the following expressions have the following meanings:

“the Adviser”	A solicitor engaged by the Employee who is a relevant independent adviser (as defined in the provisions referred to in Clause 17)

“Appointment Letter”	the letter of appointment dated as of November 7, 2014 by and between Jitin Goyal and Polaris Consulting & Services Limited;

“Employment Contract”	the contract of employment between Polaris Software Lab Ltd (now named Polaris Consulting & Services Limited) and the Employee dated 26 September 2012;

“the Group”

the Employer and its Parent Undertakings, its Subsidiary Undertakings and the Subsidiary Undertakings of any of its Parent Undertakings from time to time, including without limitation, Virtusa Corporation and each of its direct or indirect subsidiaries (“Parent Undertaking” and “Subsidiary Undertaking” having the meanings set out in section 1162 Companies Act 2006);

“PAYE deductions”

deductions made to comply with or to meet any liability of the Employer to account for tax pursuant to regulations made under Chapter 2 of Part 11 of the Income Tax (Earnings and Pensions) Act 2003 and to comply with any obligation to make a deduction in respect of national insurance contributions;

“the Termination Date”	31 March 2017;

“the Termination Payment”	the payment referred to in Clause 5.1

2.                                               BASIS OF AGREEMENT

2.1                                        The parties have entered into this Agreement to record and implement the terms on which they have agreed to settle all outstanding claims which the Employee has or may have against the Employer or the Group or its/their respective officers or employees arising out of or in connection with or as a consequence of his employment and/or its termination and his office as a director and/or its cessation. The terms set out in this Agreement constitute the entire Agreement between the parties and are without admission of liability on the part of the Employer or the Group.

2.2                                        The Employee has decided to resign to pursue other interests but for the purposes of this Agreement, such resignation shall be treated as a termination for convenience under the terms of the Employment Contact, the Appointment Letter and this Agreement, as further set forth herein. The Employer will use reasonable endeavours to ensure that this matter is represented as voluntary resignation by the Employee in all internal and external communication, on an ongoing basis, by the company, its executive officers and other legal representatives, except as required by applicable law, regulation or fiduciary duty.

2.3                                        The Employer is entering into this Agreement for itself and as agent for and trustee of all companies in the Group and is duly authorised to do so. The parties intend that each company in the Group should be able to enforce in its own right the terms of this Agreement which expressly or impliedly confer a benefit on that company subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

2.4                                        The Employee was served with 6 months’ notice on 9 November 2016 in accordance with clause 14 of the Employment Contract. In accordance with clauses 9.8 and 15 of the Employment Contract, the Employee will be placed on garden leave from the execution date of this Agreement until the Termination Date and during this period the Employee will take any accrued but unused holiday entitlement.  During garden leave, Employee will assist in transition and other strategic initiatives as determined by Employer. Although Employee shall not come to the office of Employer unless requested by Employer.

2.5                                        It is a strict condition of this Agreement that the Employee will at the Employer’s request complete a full handover of his workload and clients to such person as the Employer requests. The payment of the Termination Payment shall be subject to such handover being completed to the Employer’s satisfaction acting reasonably.

2.6                                        The Employer will use reasonable endeavours to ensure that the Employee’s Virtusa RSUs that are vested before March 31st 2017 are credited to his E*Trade account as soon as they vest, and that all paperwork and formalities related to this are completed by the Employer without undue delay.

2.7                                        The Employer will provide all reasonably necessary support to the Employee to enable him to exercise all his stock options in Polaris Consulting & Services Limited that are vested till March 31st 2017, as well as provide all reasonably necessary assistance and paperwork, including documents or other inputs required by the Employee’s bank and/or the Reserve Bank to India in order to obtain the necessary statutory clearances to enable the Employee to sell the resultant shares and repatriate the proceeds to the UK. The Employer acknowledges that the formalities and procedures pertaining to this matter are likely to extend beyond the Termination Date and agrees to fully and promptly cooperate with the Employee till the process is completed.

3.                                               TERMINATION DATE

3.1                                        The Employee’s employment with the Employer will terminate on the Termination Date.

4.                                               REMUNERATION TO TERMINATION DATE

4.1                                        The Employee has been or will be paid his normal salary (less PAYE deductions) and provided with all benefits for the period up to and including the Termination Date.

4.2                                        The Employer will reimburse the Employee his final expenses incurred up to the Termination Date subject to receipt of satisfactory evidence of expenditure in accordance with the Employer’s current expenses policy.

5.                                               TERMINATION PAYMENTS

5.1                                        Subject to the terms of this Agreement, this Agreement becoming binding in accordance with Clause 18 and receipt of the completed reaffirmation letter in accordance with Clause 13 the Employer will pay the Employee (i) as a contractual payment in lieu of required notice under Employment Contract , the sum of £32,945 less PAYE deductions plus (ii) provided that Employee is in full compliance with this Agreement and the terms of the separation agreement by and between Polaris Consulting & Services Ltd and Employee dated as of the 9th day of November, 2016, an additional payment of 250,000 GBP less

PAYE deductions promptly after the Termination Date.  The payment under Section 5.1 (i) also satisfies in part (and would not be in addition to) payments due under the Appointment Letter, as further set forth in the Appointment Letter and the settlement agreement as executed by Employee with Polaris Consulting Services Limited as of the date hereof.

5.2                               The payments specified in Clause 5.1 shall be paid in accordance with Clause 13.1.

6.                                               BENEFITS

6.1                                        The provision of all benefits will cease on the Termination Date.

7.                                               PENSION

7.1                                        The Employee’s active membership of any pension scheme will cease with effect from the Termination Date. The Employer will provide full details of the pension scheme to the Employee and will provide the necessary assistance in transferring the funds to a new scheme should the Employee choose to do so.

8.                                               LEGAL FEES

8.1                                        Subject to the terms of this Agreement and subject to receipt of an invoice from the Employee’s Adviser and provided the Adviser is a qualified lawyer (as defined in the Employment Rights Act 1996), the Employer agrees to pay to the Adviser up to a maximum of £1000 plus VAT as a contribution towards the Employee’s legal fees incurred exclusively in connection with the termination of his employment.  Any invoice should be addressed to the Employee but expressed to be payable by the Employer and sent under private and confidential cover to the General Counsel at the Employer.

9.                                               TAXATION

9.1                                        The Termination Payment under Clause 5.1 will be subject to PAYE deductions.

9.2                                        The Employee will be responsible for the payment of any tax and employee’s national insurance contributions referable to the Termination Payment and all other payments and the provision of benefits set out in this Agreement in excess of any PAYE deductions made by the Employer. The Employee hereby agrees to indemnify the Employer and the Group on a continuing basis immediately on demand against all such liabilities, including any interest, penalties, reasonable costs and expenses incurred as a result of any default or delay by the Employee which the Employer or any company in the Group may incur in respect of or by reason of such payments or the provision of such benefits.

10.                                        RETURN OF PROPERTY

10.1                                 On or before 11 November 2016, the Employee will return to the Employer all credit cards, keys, his security pass, any identity badge, and on or before the Termination Date the Employee will return to the Employer all computer disks, software and computer programs, mobile telephone, any laptop computer, facsimile machine, printer, Blackberry or PDA, all documents and copies (including electronic or recorded versions and copies in whatever medium held) together with all other property belonging to the Employer or the Group or relating to its or their business in his possession or control except for such property as the parties agree in writing that the Employee may retain.

10.2                                 On or before the Termination Date the Employer will arrange to transfer the phone number +44-75-34288111 to the Employee.

10.3                                 The Employee shall, if requested, provide the Employer with a signed statement confirming that he has complied fully with his obligations under Clause 10.1 and shall provide such reasonable evidence of compliance as may be requested.

11.                                        WARRANTIES AND REPRESENTATIONS

11.1                                 The Employee warrants as a strict condition of this Agreement and represents to the Employer that up to and as at the date this Agreement becomes binding in accordance with Clause 18 the Employee:

11.1.1                                has not committed any breach of any duty owed to the Employer or any company in the Group. For the avoidance of doubt, this Agreement will not operate to release the Employee from any liability owed to any company in the Group of which the Employee was a director by virtue of his employment with the Employer;

11.1.2                                has not retained any software or computer programs, documents or copies (electronically or otherwise) which belong to the Employer or any company in the Group or to which the Employer or any company in the Group is entitled;

11.1.3                                has not done or failed to do anything, which act or omission amounts to a repudiatory breach of the express or implied terms of his employment with the Employer or which, if it were to be done or omitted after the date of this Agreement, would be in breach of any of its terms;

11.1.4                                is not employed or self-employed in any capacity other than in Occam Technologies Private Limited;

11.1.5                                has not commenced any action or issued any proceedings against the Employer or any company in the Group or any of its/their respective officers or employees;

11.1.6                                has not provided or promised any discounts or any other pecuniary concession to any client of any company of the Group, other than those stated in signed master services agreements or statements of work or similar agreements executed by any company in the Group and the applicable client.

11.2                                 The Employer is under no obligation to make the payments specified in Clause 5  and 8 if:

11.2.1                                the Employee is in breach of any of the warranties referred to in this Clause 11; or

11.2.2                                on or before the Termination Date the Employee does or fails to do, or has done or failed to do, anything which act or omission amounts to a repudiatory breach of the express or implied terms of his employment with the Employer.

12.                                        CONFIDENTIALITY AND OTHER RESTRICTIONS

12.1                                 The Employee accepts and agrees that his express and implied duties relating to confidential information, intellectual property and restrictive covenants continue after the Termination Date.  In particular, the Employee affirms the duties and restrictions in clauses 12, 13, 16 and 17 of the Employment Contract. Note: Please send me both the Employment Contracts so that I can review these clauses.

12.2                                 The Employee agrees and undertakes as a strict condition of this Agreement not to divulge to any person, firm or company or use for his own benefit or the benefit of any person, firm or company any trade secret or information of a private, secret or confidential nature concerning the business, finances or affairs of the Employer or any  company in the Group or any of its/their respective customers, clients or suppliers (including but not limited to terms of contracts or arrangements, existing and potential projects, accounts, information regarding customers, clients or suppliers, disputes, business development and/or marketing programmes and plans) which have or may have come to his knowledge during the course of his employment with the Employer or any company in the Group.

12.3                                 The Employee further agrees and undertakes as a strict condition of this Agreement that he will not:

12.3.1                                make or publish any statement to a third party concerning this Agreement, the dispute settled by it or the circumstances surrounding the termination of the Employee’s employment;

12.3.2                                make or publish any derogatory or disparaging statement or do anything in relation to the Employer or any company in the Group or past, current or future officers or employees of the Employer or any company in the Group which is intended to or which might be expected to damage or lower their respective reputations provided that the Employee will not be prevented from making a disclosure:

(a)                                          for the purposes of seeking legal advice in relation to this Agreement provided the professional adviser is bound by a duty of confidence;

(b)                                          to the proper authorities as required by law; or

(c)                                           in the case of the Employee to his spouse or partner, or civil partner, provided such person agrees to maintain confidentiality.

12.4                                 The Employee warrants that he has not done or failed to do anything including without limitation published any statement or authorised or permitted anyone else to do so prior to the date of this Agreement which would constitute a breach of Clauses 12.1, 12.2 or 12.3 if it had occurred after the date of this Agreement.

13.                                        REAFFIRMATION LETTER

13.1                                 The Employer’s obligations to make the payments specified in Clause 5.1 and Clause 8 are conditional on the Employee entering into a further agreement with the Employer on the terms set out in the reaffirmation letter set out in Schedule 2 within 7 days of the Termination Date, and, within that period, sending to the Employer a letter in the form set out in that Schedule to confirm his agreement, which letter must be executed as a Deed by the Employee. The Employer will be obligated to ensure that all these formalities are completed in a timely manner to enable the payment of all payments  as per clause 5.1 within 1 week from the Termination Date.

13.2                                 On receipt of the signed reaffirmation letter and subject to receipt of an invoice from the Adviser, the Employer agrees to pay the Adviser up to a maximum of £1000 plus VAT as a contribution towards the legal fees incurred in connection with the reaffirmation letter.

14.                                        FULL AND FINAL SETTLEMENT

14.1                                 The terms of this Agreement are, without any admission of liability on the part of the Employer or any company in the Group, and as material inducement to the Employer to enter into this Agreement, and in consideration of the payments stated above and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, Employee, on behalf of himself, his heirs, administrators, representatives, agents, executors, successors, hereby, in full and final settlement of all sums due to the Employee from the Employer or any company in the Group, irrevocably and unconditionally releases, acquits, and forever discharges the Employer and its predecessors, parents, subsidiaries, affiliates, divisions, successors and assigns, and all of their current and former agents, officers, directors, employees, members, trustees, officers, directors, representatives, insurers, plan sponsors, plan fiduciaries, and attorneys (all in their individual and official capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, liabilities, obligations, promises, agreements, damages, causes of action, suits, demands, losses, debts, and expenses of any nature whatsoever, known or unknown, in all jurisdictions (including but not limited to the United States of America and India) under contract, tort, statute or otherwise which the Employee has or may have against the Employer or any company in the Group or its/their respective current or former officers or employees or any other Released Party hereunder arising out of or in connection with or as a consequence of his position as a director of the Employer (or any Released Party) or his employment with and/or its termination from, his Employer (or any Released Party) (whether such claims are, or could be, known to the parties, and including any claims which may arise in the future) including in particular for the avoidance of doubt the claims specified in Schedule 1, each of which is hereby intimated and waived.

14.2                                 The Employee agrees to refrain from commencing any action or issuing any proceedings against the Employer or any company in the Group or its/their respective current or former officers or employees in respect of any claims referred to in Clause 14.1 including the claims specified in Schedule 1.

14.3                                 Neither the settlement and waiver in Clause 14.1 nor the agreement to refrain from proceedings in Clause 14.2 applies to:

14.3.1                                any claim in respect of accrued pension rights accrued up to the Termination Date;

14.3.2                                any claim for personal injury arising out of acts or omissions which have not yet occurred at the time the agreement is entered into;

14.3.3                                any other claim for personal injury of which the Employee is not aware and could not reasonably be expected to be aware at the date of this agreement unless it arises from or in connection with any of the claims referred to in Schedule 1;

14.3.4                                any claim for damages arising from the breach of the Employer’s obligations as per clause 2.

14.3.5                                any claim for the sums and benefits due to him pursuant to this Agreement.

15.                                        DIRECTORSHIP/OFFICER ROLES

15.1                                 The Employee will immediately as of the 9 November 2016 resign as director of Polaris Consulting and Services Limited and any other company in the Group, as well as all officer and titled positions of Virtusa Corporation, Polaris Consulting and Services Limited and any other company in the Group held by Employee, in each case by signing and delivering to the Employer a letter of resignation in the form of the draft at Schedule 3. The Employee irrevocably appoints the Employer to be his attorney in his name and on his behalf to sign execute or do any such instrument or thing and generally to use his name in order to give the Employer (or its nominee) the full benefit of the provisions of this clause.

15.2                                 The Employee will immediately as of 9 November 2016 on receipt of a written request by the Employer do everything the Employer may require (including executing documents) to resign from all other directorships, offices, titles, officer positions or other positions including trusteeships which he holds by virtue of his employment with the Employer and any other company in the Group.

16.                                        NO KNOWLEDGE OF OTHER CLAIMS

16.1                                 The Employee confirms that he is not aware of any claims other than those specified in Schedule 1 or facts or circumstances that may give rise to any claim against the Employer or any Group companies or any of its/their respective current or former officers or employees in relation to any other matters.

16.2                                 The Employee represents and warrants that:

16.2.1                                he has instructed the Adviser to advise as to whether he has or may have any claims, including statutory claims, against the Employer or any company in the

Group or its/their respective current or former officers and employees arising out of or in connection with his employment or its termination;

16.2.2                                he has provided the Adviser with all available information which the Adviser requires or may require in order to advise whether he has any such claims; and

16.2.3                                the Adviser has advised him that, on the basis of the information available to the Adviser, his only claims or particular complaints against the Employer or any company in the Group or its/their respective current or former officers and employees whether statutory or otherwise are those listed in Schedule 1 of this Agreement and that he has no other claim against the Employer or any company in the Group or its/their respective current or former officers and employees whether statutory or otherwise.

17.                                        COMPLIANCE WITH STATUTORY PROVISIONS

17.1                                 To the extent that they are relevant, the conditions regulating Settlement agreements, compromise agreements and compromise contracts under the following instruments and provisions (as subsequently consolidated, modified or re-enacted from time to time) are satisfied and met: the Sex Discrimination Act 1975; the Trade Union and Labour Relations (Consolidation) Act 1992; the Employment Rights Act 1996; the Working Time Regulations 1998; the National Minimum Wage Act 1998; the Employment Relations Act 1999; sub-paragraphs (a) to (e) of r41(4) of the Transnational Information and Consultation of Employees Regulations 1999; the Merchant Shipping (Working Time: Inland Waterways) Regulations 2003; sub-paragraphs (a) to (e) of r40(4) of the Information and Consultation of Employees Regulations 2004; the Fishing Vessels (Working Time: Sea-fishermen) Regulations 2004; sub-paragraphs (a) to (e) of paragraph 13(1) of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006; sub-paragraphs (a) to (e) of r41(4) of the European Cooperative Society (Involvement of Employees) Regulations 2006; sub-paragraphs (a) to (e) of r62(4) of the Companies (Cross-Border Mergers) Regulations 2007; the Cross-border Railway Services (Working Time) Regulations 2008; the Pensions Act 2008; sub-paragraphs (a) to (e) of r39(4) of the European Public Limited-Liability Company (Employee Involvement) (Great Britain) Regulations 2009; paragraphs (c) and (d) of section 147(3) of the Equality Act 2010.

17.2                                 The Employee confirms that:

he has received advice from the Adviser (who is a relevant independent adviser within the meaning of the provisions referred to in Clause 17.1) as to the terms and effect of this Agreement and in particular its effect on his ability to pursue his rights before an Employment Tribunal.

18.                                        WITHOUT PREJUDICE

18.1                                 Notwithstanding that this Agreement is marked “without prejudice and subject to contract” when the Agreement has been dated and signed by/ on behalf of the parties it will become an open and binding agreement between the parties.

19.                                        GOVERNING LAW AND JURISDICTION

19.1                                 This Agreement is governed by the law of England and Wales and any dispute is subject to the exclusive jurisdiction and forum of the courts and tribunals of England and Wales.

SCHEDULE 1

CLAIMS

All and any claims of Employee against, or arising from or in connection with the employment or directorship with, any Released Party:

1.                                               for damages for breach of contract howsoever arising;

2.                                               for pay in lieu of notice or damages for termination of employment without notice or on short notice;

3.                                               in respect of outstanding pay, holiday pay (including statutory holiday whether under the Working Time Regulations 1998 or otherwise), overtime, bonuses, commission and benefits in kind;

4.                                               for a redundancy payment whether statutory under the Employment Rights Act 1996 or otherwise;

5.                                               being a reference under section 11 of the Employment Rights Act 1996 in respect of the right to an itemised pay statement;

6.                                               under section 23 of the Employment Rights Act 1996 in respect of protection of wages;

7.                                               under section 34 of the Employment Rights Act 1996 in respect of guarantee payments;

8.                                               under section 93 of the Employment Rights Act 1996 in respect of the right to written reasons for dismissal;

9.                                               under section 111 of the Employment Rights Act 1996 in respect of unfair dismissal;

10.                                        under section 48 of the Employment Rights Act 1996 in respect of detriment suffered in relation to:

10.1                                              jury service, under section 43M;

10.2                                              health and safety, under section 44;

10.3                                              Sunday working, under section 45;

10.4                                              the Working Time Regulations 1998, under section 45A;

10.5                                              being an occupational pension scheme trustee, under section 46;

10.6                                               being an employee representative, or a candidate for election as such, under section 47;

10.7                                              making a protected disclosure, under section 47B;

10.8                                              leave for family or domestic reasons, under section 47C;

10.9                                          tax credits, under section 47D;

10.10                                   a flexible work request (or proposed request), under section 47E or regulation 16 of the Flexible Working (Procedural Requirements) Regulations 2002;

10.11                                         employee shareholder status, under 47G;

10.12                                       the right to be accompanied, under section 10 of the Employment Relations Act 1999;

11.                                        under the following provisions of Part VI of the Employment Rights Act 1996 in relation to time off work or remuneration for time off for or in relation to:

11.1                                              public duties, under section 51;

11.2                                              looking for work and making arrangements for training, under section 54;

11.3                                              dependants, under section 57B;

11.4                                              occupational pension scheme trustees, under section 60;

11.5                                              employee representatives, under section 63;

12.                                        under section 63I of the Employment Rights Act 1996 in respect of a request in relation to study or training;

13.                                        under section 70 of the Employment Rights Act 1996 in relation to suspension from work on medical or maternity grounds;

14.                                        under section 80 of the Employment Rights Act 1996 in respect of the postponement, attempted prevention or prevention of parental leave;

15.                                        in respect of any right, benefit or entitlement relating to maternity, paternity, adoption, shared parental, parental or other leave secured by Part VIII of the Employment Rights Act 1996 or any regulations made thereunder;

16.                                        under section 80H of the Employment Rights Act 1996 in relation to an application for a change in terms and conditions of employment made under section 80F;

17.                                        under the following provisions of the Trade Union and Labour Relations (Consolidation) Act 1992 in relation to:

17.1                                              deduction of unauthorised subscriptions, under section 68A;

17.2                                              contribution to a political fund, under section 87;

17.3                                              refusal of employment on grounds related to union membership, under section 137;

17.4                                              inducements relating to union membership or activities, under section 145A;

17.5                                              inducements relating to collective bargaining, under section 145B;

17.6                                              detriment on grounds related to union membership or activities, under section 146;

17.7                                              time off for carrying out trade union duties, under section 168;

17.8                                              time off for union learning representatives, under section 168A;

17.9                                              payment for time off for carrying out trade union duties or for union learning representatives, under section 169;

17.10                                       time off for trade union activities, under section 170;

17.11                                       failure to pay remuneration under a protective award, under section 192;

17.12                                       detriment on grounds related to union recognition, bargaining or voting, under paragraph 156 of Schedule A1;

18.                                        for damages for distress, anxiety or financial loss caused by harassment under Section 3 of the Protection from Harassment Act 1997;

19.                                        under regulation 30 of the Working Time Regulations 1998 in respect of the right to:

19.1                                                    rest breaks, daily rest, a weekly rest period, adequate rest or compensatory rest under regulation 10, 11, 12, 24, 24A, 25, 27 or 27A;

19.2                                                    annual leave under regulation 13 or 13A or compensation or payment in respect of annual leave under regulation 14 or 16;

20.                                        under section 11 or 24 of the National Minimum Wage Act 1998 in respect of access to records and protection from detriment;

21.                                        in respect of a failure to comply with obligations under the Human Rights Act 1998;

21.1                                                    for damages under Section 13 of the Data Protection Act 1998;

22.                                        under regulation 27 or 32 of the Transnational Information and Consultation of Employees Regulations 1999 in respect of time off with pay or protection from detriment;

23.                                        under section 11 of the Employment Relations Act 1999 in respect of the right to be accompanied;

24.                                        under regulation 15 of the Flexible Working (Procedural Requirements) Regulations 2002 in respect of the right to be accompanied;

25.                                        under regulation 29 or 33  of the Information and Consultation of Employees Regulations 2004 in respect of time off with pay or protection from detriment;

26.                                        under paragraph 4 or 8 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006 in respect of time off with pay or protection from detriment;

27.                                        under Regulation 15 of the Transfer of Undertakings (Protection of Employment) Regulations 2006 in respect of the duty to inform and consult representatives or the election of employee representatives;

28.                                        under section 120 of the Equality Act 2010 relating to:

28.1                                              age discrimination or harassment related to age

28.2                                              disability discrimination or harassment related to disability

28.3                                              gender reassignment discrimination or harassment related to gender reassignment

28.4                                              marriage and civil partnership discrimination

28.5                                               pregnancy and maternity discrimination or discrimination because of the protected characteristic of pregnancy or maternity

28.6                                              race discrimination or harassment related to race

28.7                                               religious or belief-related discrimination or harassment related to religion or belief

28.8                                               sex discrimination, harassment related to sex, or sexual harassment under section 26(2)

28.9                                               harassment under section 26(3) (less favourable treatment because of a rejection of or submission to harassment related to sex, or gender reassignment, or sexual harassment)

28.10                                   sexual orientation discrimination or harassment related to sexual orientation

28.11                                         victimisation;

including any claim of instructing, causing, inducing or aiding a contravention of the Equality Act 2010;

29.                                        in respect of the enforcement of or a breach of an equality clause under the Equal Pay Act 1970 or the Equality Act 2010, Article 141 of the Treaty of Rome or Article 157 of the Treaty on the Functioning of the European Union;

30.                                        in respect of the enforcement of or a breach of an equality rule or non-discrimination rule under the Pensions Act 1995, or the Equality Act 2010;

31.                                        for an order under section 143 or section 146 of the Equality Act 2010 that a term of a contract or relevant non-contractual term be removed or modified, or that a term of a collective agreement is void or a rule of an undertaking is unenforceable;

32.                                        under section 56 of the Pensions Act 2008 in respect of the right not to suffer detriment;

33.                                        under regulation 28 or 32 of the European Public Limited-Liability Company (Employee Involvement) (Great Britain) Regulations 2009 in respect of time off with pay or protection from detriment.

SCHEDULE 2

REAFFIRMATION LETTER

Dated [ ]

Dear Sirs,

I refer to the settlement agreement dated [insert date] between myself and POLARIS CONSULTING AND SERVICES LIMITED (the “Employer”) pursuant to which it was agreed that my employment with the Employer would end on 31 March 2017   (the “Termination Date”).  As my employment has now ended, I am writing to you in accordance with clause 13 of the settlement agreement to confirm the points below.

I confirm that:

1.                                               The termination of my employment in accordance with the terms set out in the settlement agreement is without any admission of liability by the Employer or the Group (as defined in the settlement agreement) and shall be in full and final settlement of all and any claims that I have or may have against the Employer or the Group or any of its or their current or former offices or employees, whether contractual, statutory or otherwise (and whether known or unknown) arising out of or in connection with my employment or its termination.

2. On or after the Termination Date, I have taken further legal advice from the Adviser (as defined in the settlement agreement) as to the terms of this letter and its effect on my ability to pursue my rights before an employment tribunal.

3. Without prejudice to the generality of paragraph 1 above, the waiver in this letter relates to all or any claims specified in Schedule 1 to the settlement agreement and that the only claims that I have or may have against the Employer, the Group or its or their officers or employees relating to my employment with the Employer or its termination are specified in this Schedule.

4. To the extent that they are relevant, the conditions regulating compromise agreements, settlement agreements and compromise contracts under the instruments and provisions referred to at clause 14.1 of the settlement agreement have been satisfied and met.

5. There are no matters or circumstances that give rise or may give rise to any claims by me against the Employer or the Group in connection with my employment or its termination which have arisen since November 9, 2016  or, if there are any such matters, I agree to waive such claims.  If so required by the Employer, I will enter into any further documentation necessary to give full effect to this intention.

Yours faithfully

SIGNED as a DEED and	)
DELIVERED by

/S/ Jitin Goyal

JITIN GOYAL	)
)
in the presence of:	)

SCHEDULE 3

DIRECTORSHIP AND OFFICER RESIGNATION LETTER

The Directors	November 9, 2016
Virtusa Corporation

Polaris Consulting and Services Limited

Dear Sirs,

I, Jitin Goyal, hereby resign from (i) all officer positions and titles that I hold with, and (ii) my position as director of, Polaris Consulting and Services Limited (“the Company”),  and in each case, any other Group companies of the Company of which I hold an officer position (including Virtusa Corporation and any direct or indirect subsidiary thereof) or of which I am a director, with effect from the date of this letter,  and acknowledge that:

1                                         I have no claim whatsoever outstanding against the Company, any member of the Group or any of their respective officers and employees for compensation for loss of office as a director; and

2.                                      to the extent that any such claim exists or may exist, I irrevocably waive such claim and release the Company, each Group member and each of their respective officers and employees from any liability whatsoever in respect of such claim.

The officers and employees of the Companies and each Group member have the right to enforce this Deed in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

Please arrange for particulars of my resignation to be filed with the Registrar of Companies.

This document is executed as a deed and delivered on the date stated at the beginning of this document.

Yours faithfully

SIGNED as a DEED and	)
DELIVERED by JITIN GOYAL	)	/S/ Jitin Goyal
in the presence of:	)

Witness Signature

Witness Name

Witness Address

THIS DOCUMENT is executed as a deed and delivered on the date stated at the beginning of this Deed.

EXECUTED as a deed by	)

POLARIS CONSULTING AND SERVICES LIMITED	)	/S/ Vaidyanathan NM

acting by one director in the presence of:	)

Director

Witness signature:

Name:

Address:

Occupation:

EXECUTED as a deed by JITIN GOYAL

/S/ Jitin Goyal

Employee

in the presence of:	)

Witness signature:

Name:

Address:

Occupation: